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                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP

                                 June 30, 1996

Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of cash available for distribution for the three months ended June 30, 1996:

       Net Income                                              $ 286,000
       Add: Amortization expense                                   2,000
       Less: Equity in income of Local Limited Partnerships      (10,000)
             Cash to reserves                                   (143,000)
                                                               ---------
       Cash Available for Distribution                         $ 135,000
                                                               =========
       Distributions allocated to General Partners             $  10,000
                                                               =========
       Distributions allocated to Limited Partners             $ 125,000
                                                               =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1996:

       Entity Receiving                    Form of
         Compensation                    Compensation                 Amount
       ----------------            --------------------------         ------
       General Partners            Interest in Cash Available        $10,000
                                   for Distribution

       WFC Realty Co., Inc.                                          $    25
       (Initial Limited Partner)   Interest in Cash Available
                                   for Distribution

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